Exhibit 15

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INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-81825 on Form S-8 of Vodafone Group Plc and in Amendment No. 1 to Registration Statement No. 333-110941 on Form F-3 of Vodafone Group Plc of our report, dated May 24, 2005 appearing in this Annual Report on Form 20-F of Vodafone Group Plc for the year ended March 31, 2005.

DELOITTE & TOUCHE LLP
Chartered Accountants and Registered Auditors
London, England

June 8, 2005